UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 18, 2013

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City
Shouguang City , Shandong Province 262700
the People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 18, 2013, Gulf Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ming Yang	21,964,217	0	597,182	10,578,286
Xiaobin Liu	21,969,670	0	591,729	10,578,286
Naihui Miao	21,965,123	0	596,276	10,578,286
Nan Li	21,869,820	0	691,579	10,578,286
Yang Zou	21,874,221	0	687,178	10,578,286
Shitong Jiang	21,864,464	0	696,935	10,578,286
Tengfei Zhang	21,869,927	0	691,472	10,578,286

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Morison Cogen LLP as the independent auditors of the Company for the fiscal year ended December 31, 2013, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
32,242,507	851,145	46,033	0

3.           Approval of an Amendment to the Certificate of Incorporation to Decrease the Number of Authorized Shares of the Company’s Common Stock

Stockholders approved the amendment to the Certificate of Incorporation to decrease the number of the authorized shares of the Company’s Common Stock to 80,000,000 shares., in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
32,239,595	847,684	52,406	0

4.           Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2013 Proxy Statement under “Executive Compensation” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
21,745,100	686,363	129,936	10,578,286

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

Date: June 19, 2013	By:	/s/ Xiaobin Liu
	Name:	Xiaobin Liu
	Title:	Chief Executive Officer